FOR IMMEDIATE RELEASE     CONTACT:
Wednesday, January 18, 2012         Kathleen Till Stange, Investor Relations Vice President
            (515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group Names New Director

West Des Moines, Iowa, January 18, 2012 - FBL Financial Group, Inc. (NYSE: FFG) today announced that Dennis J. Presnall has been elected to FBL Financial Group's Board of Directors as a Class B Director, and to the Board's Executive Committee, effective January 17, 2012.
Presnall is Executive Director and Secretary-Treasurer of the Iowa Farm Bureau Federation and Senior Vice President-Secretary of Farm Bureau Life Insurance Company and Farm Bureau Property & Casualty Insurance Company. Presnall joined the Iowa Farm Bureau in 1982 and assumed his current position in January 2007.
FBL Financial Group is a holding company whose primary operating subsidiary is Farm Bureau Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance and annuities to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

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